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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K



                                CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event) November 27, 1996



                         FIRST COLONIAL VENTURES, LTD.
            (Exact name of registrant as specified in its charter)


        UTAH                         BDC 814-178            87-0421903
(State or other jurisdiction        (Commission           (IRS Employer
      of incorporation)             File Number)        Identification No.)

        6151 West Century Boulevard, Suite 1018, Los Angeles, CA 90045
        (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code (310) 642-0200
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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT:

(a) (1) (i) On November 27, 1996, Beckman & Associates, previously known as Beckman Hollander & Associates, was dismissed as registrant's certifying accountant.

(ii) There is no accountant's report on the financial statements for Registrant's most recent year which ended December 31, 1995. The accountant's reports on the financial statements for the preceding two years did not contain adverse opinion, disclaimer of opinion, or qualification as to audit scope or accounting principles. The audit report dated February 5, 1995, except for Note C which was dated February 22, 1995, on Registrant's consolidated balance sheet dated December 31, 1994, and consolidated statements of operations, stockholders deficit and cash flows for the year ended December 31, 1994 and 1993, contained references to uncertainties about the Registrant's ability to continue as a going concern and ultimate outcome should the operations of Contemporary Resources, Inc. not be included in the financial statements.

(iii) Registrant's board of directors approved the decision to dismiss the certifying accountant.

(iv) During the Registrant's two most recent fiscal years and through November 27, 1996, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, or any reportable events.

(b) (2) On November 27, 1996, J. Paul Kenote was appointed registrant's certifying accountant.

(i) Prior to November 27, 1996, consultations occurred between registrant and registrant's new certifying accountant, J. Paul Kenote, regarding accounting principles applicable to a Business Development Company (BDC) and oral advice was provided by the new accountant. These consultations did not result in advice on the application of BDC accounting principles to a specific transaction.

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